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                                                                       EXHIBIT 5


                                February 4, 2003




Kinder Morgan Energy Partners, L.P.
One Allen Center, Suite 1000
500 Dallas Street
Houston, Texas  77002

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, in connection with the proposed offering by the Partnership from time to time of up to an aggregate amount of $2,000,000,000 of the Partnership's common units representing limited partnership interests (the "Units") and debt securities, whether senior or subordinated (collectively, the "Debt Securities"). The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Units and the Debt Securities. The Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-54616 relating to previously registered and as yet unsold securities.

We have examined originals or copies certified by officers of Kinder Morgan Management, LLC (the "Company"), the delegate of Kinder Morgan G.P., Inc., the general partner of the Partnership, of (a) the Indentures, each dated as of January 31, 2003 (collectively, the "Indentures"), by and between the Partnership and Wachovia Bank, National Association, as Trustee (the "Trustee"), pursuant to which the senior debt securities and the subordinated debt securities, as applicable, will be issued, (b) the Certificate of Limited Partnership of the Partnership, (c) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures,



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Kinder Morgan Energy Partners, L.P.
February 4, 2003
Page 2


the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indentures by a duly authorized officer of the Trustee.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. the Partnership is validly existing and in good standing as a limited partnership under the laws of the State of Delaware;

         2. the Debt Securities have been validly authorized for issuance, and (subject to the Indentures being qualified under the Trust Indenture Act of 1939, as amended) when the terms thereof and their respective issue and sale have been established, and the Debt Securities have been duly executed (manually or in facsimile) by duly authorized officers of the Company and duly authorized by the Trustee, upon the issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by the Partnership of the purchase price thereof, the Debt Securities will be validly issued and legally binding obligations of the Partnership entitled to the benefits of the applicable Indenture; and

         3. the issuance of the Units has been duly authorized, and when the terms of their issue and sale have been duly established, upon the issuance and delivery of the Units as set forth in the Registration Statement, and upon receipt by the Partnership of the purchase price therefor, the Units will have been validly issued, fully paid and nonassessable.

The foregoing opinion is based on and limited to the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Validity of the Securities" in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration



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Kinder Morgan Energy Partners, L.P.
February 4, 2003
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Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

                                             Very truly yours,

                                             /s/ BRACEWELL & PATTERSON, L.L.P.

                                             Bracewell & Patterson, L.L.P.